Loan Agreement

between

Dieter Thiemann
Pöppelmannstrasse 4
33428 Harsewinkel

as the lender

and

EDI Exploration Drilling International GmbH
represented by the managing director,
Günter Thiemann Goethestrasse 61
45721 Haltern am See

as the borrower

1.	The lender grants the borrower a loan in the amount of Euro 10,000 with a term of 6 months. Each extension by an additional 3 months has to be negotiated separately.
2.	The loan will be transferred by 07/02/2007 into the account at the

Volksbank Haltern
Branch code 426 613 30
Account 199 188 900

3.	The interest on the loan will be 6%. The interest will be credited to the lender at the end of the quarter, on 30/06/2007.
4.	Either party may recall the loan, for the first time on 30/06/2007.

Haltern, 02/02/2007

Borrower Signature	Lender
EDI Exploration Drilling International GmbH	Dieter Thiemann